Exhibit 99.1

Varian Stockholders Approve Combination with Siemens Healthineers

PALO ALTO, Calif., October 15, 2020 – Varian (NYSE:VAR) today announced that its stockholders have voted to approve the previously announced pending combination with Siemens Healthineers AG (Frankfurt: SHL) at a special meeting. Varian stockholders voted overwhelmingly in favor of the transaction.

“The overwhelming support our stockholders have expressed for this combination reflects the compelling value and important opportunity to shape the future of healthcare we see with Siemens Healthineers,” said Dow Wilson, President and Chief Executive Officer. “This vote brings us closer not only toward completing this transformative combination, but also toward realizing our vision of a world without fear of cancer. We look forward to securing the remaining regulatory approvals and closing the transaction.”

Varian continues to work toward completing the transaction and remains focused on supporting customers and their patients. The transaction is expected to close in the first half of calendar year 2021, subject to other regulatory approvals and customary closing conditions.

The final vote results will be filed in a Form 8-K with the U.S. Securities and Exchange Commission.

About Varian

At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian’s future orders and the anticipated impact of the COVID-19 pandemic on Varian’s business; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varian’s actual results to differ materially from those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Varian’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Varian’s financial results and condition; (2) Varian’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) Varian’s ability to achieve expected synergies from acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the impact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act

(including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian’s products; (11) Varian’s ability to develop, commercialize and deploy new products; (12) Varian’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing Varian’s Proton Solutions business; (15) challenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian’s reliance on sole or limited-source suppliers; (18) Varian’s ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction; (24) risks related to disruption of management’s attention from Varian’s ongoing business operations due to the transaction; (25) the effect of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; (27) risks associated with transaction-related litigation; and (28) the other risks listed from time to time in Varian’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian’s Annual Report on Form 10-K for the year ended September 27, 2019 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Varian assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

Varian Contacts

Investor Relations Contact

Anshul Maheshwari

Vice President, Treasury and Investor Relations

+1 (650) 424-5631

investors@varian.com

Press Contact

Eric Brielmann / Kaitlin Kikalo / Sophie Throsby

Joele Frank, Wilkinson Brimmer Katcher

+ 1 (415) 869-3950 / +1 (212) 355-4449